EXHIBIT 7.01

November 24, 2020

United States Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Toga Limited
File No. 001-39052

Dear Sirs or Madam:

We have read Form 8-K dated November 24, 2020 of Toga Limited (“Registrant”) and are in agreement with the statements contained therein as it permits to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Form 8-K.

/s/ Marcum LLP

Marcum LLP
Los Angeles, CA

Marcum LLP ■ 777 S. Figueroa Street ■ Suite 2900 ■ Los Angeles, California 90017 ■ Phone 310.432.7400 ■ Fax 310.432.7502 ■ www.marcumllp.com